EXHIBIT 99.1

Immunovative, Inc. Appoints Dr. David L. Wolitzky as Independent Member of Company's Board of Directors Effective Immediately

New York, NY (03/19/2013) – Immunovative, Inc. (OTCQB:  IMUN) ("IMUN" or "the Company")  has today announced the appointment of Dr. David L. Wolitzky ("Dr. Wolitzky") as an independent member of Company's Board of Directors ("Board").   This appointment shall be effective immediately, and Dr. Wolitzky currently joins the Company's CEO, Seth M. Shaw ("Mr. Shaw"), as the second member of the Board.  As an independent director, Dr. Wolitzky will assist in the Company in establishing corporate governance protocols and guidelines, as the Company takes meaningful steps to become compliant with Sarbanes-Oxley regulations.  The Company's short term goal is to appoint a minimum of 5 highly qualified members to its Board, with at least 2 members categorized as Independent Directors.       Below see Biography ("BIO") for Dr. David L. Wolitzky,  Age 76Dr. Wolitzky received his BA from The City College of New York (1957) and his Ph.D. in Clinical Psychology from the University of Rochester (1961). He is also a graduate of the New York Psychoanalytic Institute (1972).  Since 1974 Dr. Wolitzky has been a tenured faculty member in the Department of Psychology, New York University. His many years there of teaching, research, supervisory, and administrative experience included serving as the Director of the Clinical Psychology Ph.D. Program, the N.Y.U Psychology Clinic, and   as a Co-Director of the N.Y.U. Postdoctoral Program in Psychotherapy and Psychoanalysis and as a supervisor of candidates in training.  His other professional activities include publication of numerous articles and book chapters, edited books, forensic evaluation in child custody cases, psychological assessments of individuals being considered for high-level executive positions in industry, extensive experience as a book editor, and the practice of psychotherapy. He also has served on the New State Board of Psychology, Office of Professional Discipline.       Immunovative Inc. CEO Seth M. Shaw commented, "The Company is very pleased to have attracted such an experienced and accomplished individual, such as Dr. Wolitzky, to serve on its board of directors.  Throughout his long and successful career at New York University ("NYU"), Dr. Wolitzky has established an excellent rolodex and will be extremely helpful as the Company moves forward to capitalize on future opportunities."    Dr. David Wolitzky stated, "I look forward to the challenges and opportunities associated with becoming a board member of the Company.  I have known Mr. Shaw for many years and have great confidence in his abilities to build a successful company."

About Immunovative, Inc.:

Immunovative's focus is to evaluate potential opportunities in the biotechnology and/or medical device industry, however it will consider other potential business sectors if deemed in the best interest of shareholders. Additionally on March 4, 2013, the Company announced that it filed for a name and symbol change, such that the Company has changed its name to Tauriga Sciences Inc. and is awaiting its new trading symbol.

DISCLAIMER:

Forward-Looking Statements:  Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on IMUN's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements.  Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which IMUN has little or no control.  Such forward-looking statements are made only as of the date of this release, and IMUN assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.  Risks, uncertainties and other factors are discussed in documents filed from time to time by IMUN with the Securities and Exchange Commission.

Contact:

For more information please contact:

Mr. Seth M. Shaw
Chairman & Chief Executive Officer
Immunovative, Inc.
New York: +1-917-796-9926
Montreal: +1-514-840-3697
Email: sethsms47@aol.com